Exhibit 21.1
List of Subsidiaries
Colonial Properties Trust/Colonial Realty Limited Partnership

Jurisdiction
of
Name				Formation
1.	Colonial Realty Limited Partnership (CRLP)			Delaware
	A.		Colonial Properties Services Limited Partnership	Delaware
	B.		Colonial Properties Services, LLC	Delaware
	C.		Colonial Properties Services, Inc. (CPSI)	Alabama
		1.	Heathrow 4, LLC	Delaware
		2.	TRC Holdings LLC	Delaware
		3.	The Colonnade/CLP Management LLC	Delaware
		4.	Colonial CPSI Colonnade LLC	Delaware
		5.	Colonial Construction Services L.L.C.	Delaware
		6.	CPSI Mizner, LLC	Delaware
		7.	Montecito Mizner, LLC	Delaware
		8.	CPSI James Island, LLC	Delaware
		9.	Montecito James Island, LLC	Delaware
		10.	Walkers Chapel Road, LLC	Alabama
		11.	Highway 31 Alabaster, LLC	Alabama
		12.	Highway 31 Alabaster Two, LLC	Alabama
		13.	First Ward MB, LLC	Georgia
		14.	First Ward Residential, LLC	North Carolina
		15.	CPSI Randall Park LLC	Delaware
		16.	Lanesboro at Heathrow LLC	Florida
		17.	Sam Ridley, LLC	Delaware
		18.	Midtown Redevelopment Partners, LLC	North Carolina
		19.	CPSI-Winter Haven, LLC	Delaware
		20.	Regents Park LLC	Georgia
		21.	Regents Park Phase II LLC	Georgia
		22.	1755 Central Park Road Condominiums, LLC	Delaware
		23.	The Azur at Metrowest, LLC	Delaware
		24.	Capri at Hunter's Creek Condominuims, LLC	Delaware
		25.	CPSI-UCO LLC	Alabama
		26.	CPSI-UCO Spanish Oaks, LLC	Alabama
		27.	CPSI-UCO Grander, LLC	Alabama
		28.	CPSI-UCO Cypress Village I, LLC	Alabama
		29.	CPSI-UCO Cypress Village II, LLC	Alabama
		30.	CPSI-UCO Cypress Village III, LLC	Alabama
	D.		Colonial Commercial Contracting LLC	Delaware
	E.		CRLP/CMS, L.L.C.	Delaware
		1.	CMS/Colonial Multifamily Canyon Creek JV, LP	Delaware
	F.		CRLP/CMS II, L.L.C.	Delaware
	G.		Heathrow E, LLC	Delaware
	H.		Heathrow F, LLC	Delaware
	I.		Heathrow 3, LLC	Delaware
	J.		Heathrow G, LLC	Delaware
	K.		Heathrow 6, LLC	Delaware
	L.		Heathrow I, LLC	Delaware
	M.		Highway 150, LLC	Alabama

Jurisdiction
of
Name			Formation
N.		600 Building Partners	Alabama
O.		Colonial/Polar BEK Management Company	Alabama
P.		G & I III Madison, LLC	Delaware
Q.		G & I III Meadows, LLC	Delaware
R.		G & I III Colony Woods, LLC	Delaware
S.		G & I IV Cunningham LP	Delaware
T.		Parkside Drive LLC	Tennessee
U.		North Carolina Multifamily Holdings, LLC	North Carolina
V.		CP D'Iberville JV LLC	Alabama
	1.	Colonial/DPL JV LLC	Alabama
W.		TA-Colonial Traditions LLC	Delaware
X.		The Colonnade/CLP LLC	Delaware
Y.		CRLP Durham, LP	Delaware
Z.		CRLP Roswell, LP	Delaware
AA.		G & I V Riverchase LLC	Delaware
BB.		Walkers Chapel Road Two, LLC	Alabama
CC.		Belterra Investors LLC	Delaware
DD.		Bham Lending LLC	Delaware
EE.		CRLP Valley Ranch LLC	Delaware
FF.		CRLP Twin Lakes LLC	Delaware
GG.		CRLP Bellevue LLC	Delaware
HH.		CMF 7 Portfolio LLC	Delaware
II.		CMF 15 Portfolio LLC	Delaware
JJ.		CPSI St. Andrews, LLC	Delaware
	1.	Montecito St. Andrews, LLC	Delaware
KK.		McDowell - CRLP McKinney JV, LLC	Delaware
LL.		CRLP CPSI Nord du Lac Membership LLC	Delaware
	1.	CP Nord du Lac JV, LLC	Delaware
MM.		Parkside Drive Farragut, LLC	Tennessee
NN.		Highway 11/31 LLC	Delaware
OO.		CRLP Huntsville TIC Investor I LLC	Delaware
	1.	BR Cummings Research Park Portfolio I, TIC-1, LLC	Delaware
	2.	BR Cummings Research Park Portfolio I, TIC-2, LLC	Delaware
PP.		CRLP Huntsville TIC Investor II LLC	Delaware
	1.	BR Cummings Research Park Portfolio II, TIC-1, LLC	Delaware
	2.	BR Cummings Research Park Portfolio II, TIC-2, LLC	Delaware
QQ.		CRLP Huntsville TIC Investor III LLC	Delaware
	1.	BR Cummings Research Park Portfolio III, TIC-1, LLC	Delaware
	2.	BR Cummings Research Park Portfolio III, TIC-2, LLC	Delaware
RR.		CRLP Crescent Lane LLC	Delaware
SS.		BR Cummings Research Place Development, LLC	Alabama
TT.		CLNL Acquisition Sub LLC	Delaware
	1.	Cornerstone NC Operating Limited Partnership	Virginia
	2.	CRIT - NC Three LLC	Delaware
	3.	CRIT Special II LLC	Delaware
	4.	CRIT-VA III LLC	Delaware
	5.	Deposit Waiver LLC	Delaware
	6.	Merritt at Godley Station, LLC	Georgia
	7.	Merritt at Godley Station II, LLC	Georgia
	8.	ML James Island Apartments, L.P.	Georgia
	9.	St. Andrews Place Apartments, LLC	North Carolina
	10.	St. Andrews Place II, LLC	North Carolina

Jurisdiction
of
Name			Formation
	11.	Timber Crest Apartments, LLC	North Carolina
	12.	Trinity Commons Apartments, LLC	North Carolina
	13.	Trinity Commons II, LLC	North Carolina
UU.		Colonial Office JV LLC	Delaware
	1.	CRT Ravinia MZ LLC	Delaware
	2.	CRT Ravinia LLC	Delaware
VV.		Colonial Office Holdings LLC	Delaware
	1.	DRA/CLP Office LLC	Delaware
	2.	DRA/CLP 600 Townpark Office Orlando LLC	Delaware
	3.	DRA/CLP 901 Maitland Orlando LLC	Delaware
	4.	DRA/CLP Bayside Tampa LLC	Delaware
	5.	DRA/CLP Blue Lake Birmingham LLC	Delaware
	6.	DRA/CLP Colonnade Office Birmingham LLC	Delaware
	7.	DRA/CLP Colonnade Retail Birmingham LLC	Delaware
	8.	DRA/CLP Concourse Center Tampa LLC	Delaware
	9.	DRA/CLP CP Tampa LLC	Delaware
	10.	DRA/CLP Downtown Plaza Birmingham LLC	Delaware
	11.	DRA/CLP Esplanade Charlotte GP LLC	Delaware
	12.	DRA/CLP Esplanade Charlotte LP LLC	Delaware
	13.	DRA/CLP Esplanade LP	Delaware
	14.	DRA/CLP Heathrow Orlando LLC	Delaware
	15.	DRA/CLP Heathrow Orlando 1000 LLC	Delaware
	16.	DRA/CLP Independence Plaza Birmingham LLC	Delaware
	17.	DRA/CLP International Park Birmingham LLC	Delaware
	18.	DRA/CLP The Peachtree Atlanta LLC	Delaware
	19.	DRA/CLP Peachtree Parking LLC	Delaware
	20.	DRA/CLP Research Park Plaza Austin GP LLC	Delaware
	21.	DRA/CLP Research Park Plaza Austin LP LLC	Delaware
	22.	DRA/CLP Riverchase Center Birmingham LLC	Delaware
	23.	DRA/CLP Townpark Office Orlando LLC	Delaware
	24.	DRA/CLP Townpark Retail Orlando LLC	Delaware
WW.		Colonial Retail Holdings LLC	Delaware
	1.	OZ/CLP Alabaster LLC	Delaware
XX.		Forty Seven Canal Place, LLC	Alabama